Non-Qualified Stock Option Grant - (Fiscal 2006)

                                                                 August 12, 2005

To:  [Name]

         The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), hereby grants to you, subject to your acceptance (as provided below) of the Terms and Conditions attached, a non-qualified option (the "Option") to purchase shares of its Common Stock, $.01 par value, as follows:
         Grant Date......................................August 12, 2005
          Expiration Date..............................August 12, 2015
                 Number of Shares..........................0,000
              Exercise Price................................$00.00

         In consideration of the grant of the Option to you, you hereby agree that the Option is governed by, and subject to, the Terms and Conditions attached (including, without limitation, the conditions regarding "Cancellation and Recovery") and is also subject to the provisions of the Company's 2002 Key Employee Long Term Incentive Plan, as amended. You acknowledge that the Cancellation and Recovery provisions of the attached Terms and Conditions are an integral condition of this Option grant and that, except for your agreement to such provisions, this Option would not be granted to you. You also agree that such Cancellation and Recovery provisions and any Exhibit A to the attached Terms and Conditions shall apply to and supersede any analogous provisions in the Terms and Conditions of each prior equity-based award of any type made to you from and including 1998 under the Company's 1989, 1994 and 2002 Key Employee Long Term Incentive Plans as if such provisions and such Exhibit A were incorporated in and attached to the Terms and Conditions of those prior awards.

         If you wish to exercise the Option, you must contact the Administrator that the Company has appointed to administer the exercise of Options under the Plan. Information with respect to the current Administrator -UBS Financial Services, Inc.--is enclosed for your convenience.

         Kindly signify your acceptance of this Option by signing and dating this letter below and returning it to the address indicated below within 30 days from the date hereof.

                                           Very truly yours,
                                           THE READER'S DIGEST ASSOCIATION, INC.


                                         By:____________________________________
                                                                 Thomas O. Ryder
                                            Chairman and Chief Executive Officer
Accepted:

---------------------------------                   ----------------------------
Signature                                                         Date

Return signed and dated copy to: Lisa Cribari, Vice President, Global Compensation and Benefits.

                                       The Reader's Digest Association, Inc.

                                               TERMS AND CONDITIONS

                                   NON-QUALIFIED STOCK OPTION GRANT: Fiscal 2006


The stock option grant (the "Option") from The Reader's Digest Association, Inc. (the "Company") to purchase shares of its Common Stock, $.01 par value (the "Common Stock") specified in the Grant Letter to which these Terms and Conditions are attached is subject to the provisions of The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan (the "Plan") and the terms and conditions detailed below:

1. Option Terms. Except as provided in this Paragraph 1 and Paragraphs 2, 3, and 4, this Option may not be exercised prior to the first anniversary of the Grant Date, and may not be exercised unless you have remained in the continuous employ of the Company, or any of its subsidiaries as designated by the Board of Directors of the Company under the Plan ("Designated Subsidiaries"), from the Grant Date until the date of exercise. This Option may be exercised from time to time after the expiration of the one year period referred to above, provided that the aggregate number of shares of Common Stock acquired pursuant to exercise of this Option is not in excess of:

         (a) after one (1) year, but before the expiration of two (2) years from the Grant Date, 25 percent of the total number of shares which may be purchased pursuant to this Option;

         (b) after two (2) years, but before the expiration of three (3) years from the Grant Date, 50 percent of the total number of shares which may be purchased pursuant to this Option;

         (c) after three (3) years, but before the expiration of four (4) years from the Grant Date, 75 percent of the total number of shares which may be purchased pursuant to this Option; and

         (d) after four (4) years from the Grant Date, 100 percent of the total number of shares which may be purchased pursuant to this Option.

The "Grant Date" of the Option is the date of the Grant Letter with respect to the Option. This Option expires at the close of business on the tenth anniversary of the Grant Date.

Notwithstanding the foregoing, the Committee (as defined in the Plan), in its sole discretion after the grant, may accelerate the exercisability of all or part of this Option to a date or dates no earlier than within six (6) months from the Grant Date.

2. Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), this Option shall immediately be fully vested and exercisable in its entirety in accordance with the terms of the Plan.

3.   Termination of Employment.

         (a) Retirement. If your employment by the Company or a Designated Subsidiary terminates on or after age fifty-five (55) after at least five (5) years of employment by the Company and/or a Designated Subsidiary and more than one (1) year from the Grant Date, this Option, shall be fully vested and, subject to Paragraph 9, may thereafter be exercised by you for a period of three (3) years from the date of such termination of employment or until the expiration of the stated term of this Option, whichever period is shorter.

         (b) Total Disability. If your employment by the Company or a Designated Subsidiary terminates by reason of a total disability as defined in the Company's Healthcare Program (or an equivalent plan, as determined in the sole discretion of the Company), this Option shall be fully vested and, subject to Paragraph 9, may thereafter be exercised by you for a period of three (3) years from the date of your termination of employment or until the expiration of the stated term of this Option, whichever period is shorter.

         (c) Death While Employed. If your employment with the Company or a Designated Subsidiary terminates by reason of your death, this Option shall be fully vested and may thereafter be exercised by the legal representative of your estate for a period of one
                  (1) year from the date of your death or until the expiration of the stated term of this Option, whichever period is shorter.

         (d) Other Termination. If your employment by the Company or its Designated Subsidiary terminates for any reason other than as specified in subparagraph (a), (b) or (c) above, this Option shall terminate on the date of your termination of employment, except that, if you were involuntarily terminated by the Company or a Designated Subsidiary without Cause, subject to Paragraph 9, it may be exercised, to the extent exercisable on the date of such termination, for the lesser of three (3) months or the balance of the stated term of this Option. ("Cause" for this purpose means insubordination, dishonesty, moral turpitude, other significant misconduct of any kind, conviction of (or pleading guilty or nolo contendere to) a crime, or a significant violation of any rules, policies, procedures or guidelines of the Company or its affiliates, or refusal to perform normal duties and responsibilities (for any reason other than illness or incapacity) which, in any case, the Company reasonably classifies as a termination for Cause. The determination of whether "Cause" has occurred shall be solely in the discretion of the Chief Executive Officer, with the advice of the most senior Human Resources officer and the most senior legal officer of the Company.) In such case, however, the percentage limitations provided in Paragraph 1 shall apply.

4. Death During the Three (3) Year Period under Paragraphs 3(a) and (b) Hereof. If you die within either of the three (3) year periods mentioned in Paragraphs 3(a) and (b) hereof, this Option, to the extent unexercised, shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of your death or until the expiration of the stated term of this Option, whichever period is shorter.

5. Exercise of Option. Subject to whatever installment exercise waiting periods apply hereunder, exercise of this Option, in whole or in part, shall be made by submitting to the Company written notice of exercise in a form of the exercise letter provided by the Company, by specifying the number of shares to be purchased or by providing such telephonic or other notice as the Company shall specify, by making an arrangement for payment as provided in the next sentence and by delivery of the certification required by Paragraph 9. The exercise of this Option shall be effective on the first business date on which the Company receives due notice of exercise at the principal corporate offices of the Company in accordance with the procedures established by the Company, accompanied by payment in cash, through the approved cashless broker exercise procedure or in Common Stock as provided in the next sentence. Payment for the shares of Common Stock may be made in cash and/or shares of Common Stock (accompanied by a stock power with your signature guaranteed) owned by you for at least six
     (6) months and for which you have good title, free and clear of any liens or encumbrances. Notwithstanding the foregoing, the Company may specify, by notice to you from the Company's Human Resources Department, that you may exercise this option only through the Company's approved cashless exercise program. No shares of Common Stock shall be issued in connection with the exercise of the Option until payment therefor has been made. All applicable tax withholding either shall be paid by you directly to the Company in cash or shall be collected by the Company's reduction of the number of shares otherwise deliverable to you, in each case prior to the issuance of the Common Stock to be acquired by you upon exercise of this Option.

6. Adjustments. If there is any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company as provided under the Plan, the Committee may make such adjustments as it may determine to be appropriate in accordance with the Plan and such determination shall be final and binding.

7. Registration of Shares. The obligation of the Company to issue, sell and deliver shares under this Option shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering the shares to be so issued, and the receipt by the Company of an acknowledgment of receipt of a prospectus. Accordingly, shares will not be issued upon the exercise of the Option unless the Company has taken the steps necessary to comply with applicable law.

8. Nontransferable. This Option is not transferable or assignable otherwise than by will or by the laws of descent and distribution, and may be exercised only during your lifetime and only by you, except as provided in Paragraphs 3 and 4 hereof with respect to your death.

9.       Cancellation and Recovery.

     (a) Notwithstanding anything herein to the contrary, the Committee may terminate this Option immediately if you engage in any Detrimental Activity.

     (b) As a condition of the exercise of this Option, you shall certify at the time of exercise in a manner acceptable to the Company that you are in compliance with the terms and conditions of the Plan and that you have not engaged in, and do not intend to engage in, any Detrimental Activity. In the event you engage in a Detrimental Activity prior to, or during the two (2)-year period (one (1)-year period in the case of subparagraphs 9(c)(v) and (vii)) after, your termination of employment with the Company and its Designated Subsidiaries, the Company shall be entitled to recover from you at any time within two (2) years after such termination of employment, and you shall pay over to the Company, any gain realized as a result of the exercise of this Option during the period of two (2) years prior to your termination of employment and the period of two (2) years after your termination of employment (whether the gain was realized at the time of exercise or thereafter), and the Company shall be entitled to set-off against the amount of any such gain any amount owed to you by the Company or its affiliates and not honor any exercise of this Option made after you engage in any Detrimental Activity. Furthermore, if you do not pay over to the Company within twenty (20) days of demand any gain to the Company, such amount shall thereafter bear interest at the maximum rate permitted by law and you shall be liable for all of the Company's costs of collection, including but not limited to, reasonable legal fees.

     (c) Except in the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause (as defined in Paragraph 3(d)), "Detrimental Activity" means:

          (i) the disclosure to anyone outside the Company or its affiliates, or the use in other than the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information or trade secrets, relating to the business of the Company or its affiliates, acquired by you during employment with the Company or its affiliates;

          (ii) activity while employed that results, or if known could result, in termination of your employment that is classified by the Company as a termination for Cause as defined in Paragraph 3(d) above;

          (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its affiliates to be employed by, or to perform services for, you or any person or entity with which you are associated (including, but not limited to, due to your employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which you receive direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;

          (iv) any  conduct   otherwise   violating   any   non-competition   or
               non-solicitation agreement with the Company or its affiliates;

               (v) for employees of the Company or its affiliates directly engaged in sales activities, soliciting, in direct competition with the Company or its affiliates, any account or customer previously solicited by you or your immediate subordinates within the last year of your employment, without written authorization from the Company;

               (vi) your Disparagement, or inducement of others to do so, of the
                    Company  or  its   affiliates  or  their  past  and  present
                    officers, directors, employees or products;

               (vii) without  written   authorization  from  the  Company,   the
                    rendering of services for organizations and businesses set forth on Exhibit A (which list may be changed or expanded by the Committee at any time on 90 days written notice to you, which notice shall become effective 90 days after the giving of such notice, if you are then employed by the Company or any Designated Subsidiary); provided, however, that this subparagraph (vii) shall apply only if you are at the time of exercise of any portion of this Option or were at any time prior thereto a U.S. Grade 18 or higher level employee or if you have otherwise received an Exhibit A with these Terms and Conditions; or

               (viii) any other  conduct  or act  reasonably  determined  by the
                    Committee to be significantly injurious, detrimental or prejudicial to any interest of the Company or its affiliates.

         In the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause (as defined in Paragraph 3(d)), "Detrimental Activity" shall have the meaning stated in subparagraph 9(c)(i), only.

         For purposes of subparagraphs 9(c)(i), (iii), (iv), (v) and (vii) above, the Chief Executive Officer, the most senior Human Resources officer and the most senior legal officer of the Company shall each have authority to provide you with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide you with such authorization.

     (d) "Disparagement" includes, without limitation, comments or statements to the press, the Company's or its affiliates' employees or any individual or entity with whom the Company or its affiliates has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees.

10. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS OPTION SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF TEN YEARS FROM THE GRANT DATE.

11.  Miscellaneous.

     (a)  The  Company   shall  have  no   obligation  to  notify  you  or  your
          representative of the expiration of this Option.

     (b)  This Option is subject to the detailed  provisions of the Plan, a copy
          of  which  may  be  obtained  from  the  Company's   Human   Resources
          Department.

     (c) Nothing herein is intended to or shall give you any right or status of any kind as a stockholder of the Company in respect of any shares covered by this Option or entitle you to any dividends or other distributions thereon unless and until said shares shall have been registered in your name.

     (d) The granting of this Option does not confer upon you any right to continue in the employ of the Company or any of its subsidiaries or affiliates. The granting of this Option does not entitle you to any benefit other than the benefits specifically and expressly granted hereunder. Any benefits granted under the Option are not part of your ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

     (e) This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     (f) These Terms and Conditions are an integral part of the Grant Letter to which it is attached and is subject to and qualified by the provisions of the Plan.

     (g) Notwithstanding any other provision contained herein, this Option may also be exercised to the extent provided in any employee benefit plan of the Company.

     (h) The Committee may amend the these Terms and Conditions as necessary or appropriate to comply with applicable laws and regulations.

         (i) The Plan, the Grant Letter and the Terms and Conditions shall be governed by the laws of the State of New York, excluding any conflict of laws or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan, the Grant Letter and the Terms and Conditions to the substantive law of another jurisdiction. You are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan, the Grant Letter and the Terms and Conditions.